EXHIBIT 10.1

[Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks (“[***]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.]
Backblaze Master Strategic Agreement

This Backblaze Master Strategic Agreement (the “Agreement”), effective as of June 16, 2026 (the “Effective Date”), is between Backblaze, Inc. (“Backblaze” or “we”) and Customer (“Customer” or “you”) as named in the signature block of this Agreement. The Agreement governs access to and use of the Backblaze Business Backup service and the Backblaze B2 Cloud Storage service (“Services” or “Backblaze Services”). Backblaze and Customer are referred to individually as a “Party” and collectively as the “Parties,” as applicable.

1.Backblaze Services.

1.1.Our provision of Backblaze Services. In accordance with this Agreement, Backblaze grants Customer a non-exclusive, non-transferable (subject to Section 13.6) license to (i) use the Services, (ii) integrate the Services into any application that has material value independent of the Services and provide the Services, solely as integrated into that application, to Customer’s End Users, and (iii) use any software or tool provided by Backblaze as part of the Services. “End User” means an individual who is authorized by Customer to use Services. End Users may include, for example, Customer’s employees, consultants, contractors and agents, and third parties with which Customer transacts business.

1.2.Software. Customer may use Backblaze software to access the Services. If any component of the software is offered under an open source license, Backblaze will make the license available to you and the provisions of that license may expressly override some of the terms of this Agreement.

1.3.Information Security and Data Processing. Backblaze will use, at a minimum, industry-standard technical and administrative security measures to transfer, store, and process Customer Data. These measures are designed to protect the integrity of Customer Data and guard against the unauthorized or unlawful access to, use, and processing of Customer Data. Backblaze shall protect all Customer Data and Confidential Information against unauthorized access, use, disclosure, destruction, loss or alteration using the same degree of care that Backblaze uses to protect its own highly sensitive and/or proprietary information, but in no event less than a reasonable degree of care that includes at a minimum those technical, physical and administrative security and other safeguards and controls required by any applicable laws. Upon becoming aware of any unauthorized access to or disclosure, use, loss, damage or destruction of any Customer Data or Confidential Information, Backblaze shall notify Customer in writing without undue delay (and in any event within [***]) and use commercially reasonable efforts in accordance with industry standards, as reasonably requested by Customer, to minimize the adverse effects to Customer of such event and any damage resulting from such event. “Stored Data” means files and other data submitted to the Services by Customer or End Users. “Account Data” means account and contact information submitted to the Services by Customer or End Users. “Customer Data” means Stored Data and Account Data. This Agreement incorporates, and the parties agree to comply with, Exhibit A (Data Processing Addendum) and Exhibit B (Business Associate Agreement) attached hereto.

1.4.Modifications to the Services. Backblaze reserves the right to update the Services from time to time. Backblaze will provide commercially reasonable advance notice to you if we believe we are making a material change to the Services. Upon any update to the Services that materially and adversely changes the functionality set forth in any Order Form or the associated documentation, you may terminate that Order Form, without liability, by notice to Backblaze, within 30 days of the date of the update, setting forth in reasonable detail the nature of the material and adverse change, provided Backblaze does not cure that material and adverse change within such 30-day period. On termination of an Order Form pursuant to this Section 1.4, Backblaze will refund to Customer on a prorated basis for any amounts prepaid, if applicable.

1.5.Customer Support and B2 Cloud Storage Service Level Agreement. This Agreement incorporates Exhibit C (SLA) and Exhibit D (Acceptable Use Policy) attached hereto.

1.6.Representations and Warranties. Backblaze warrants and represents to Customer that: (a) the Services shall conform in all material respects to the documentation provided by Backblaze and the terms of this Agreement and the applicable Order Form; (b) Backblaze’s personnel have the required skill, experience and qualifications to perform the Services, the Services will be performed in a workmanlike manner in accordance with industry standards for similar services and Backblaze will devote sufficient resources to ensure the Services are performed in a timely and reliable manner; (c) Backblaze shall use commercially reasonable efforts to ensure that the Services do not, and will not, contain or introduce onto Customer’s system any Trojan horse, worm, time bombs, virus or other malicious code or programming devices designed to access, modify, delete, damage, deactivate or disable any computer, system or software, or otherwise deprive Customer or its authorized users of its right to use or receive the Services, provided this warranty does not extend to code, files, or data uploaded or introduced by Customer. Each Party shall comply with all law applicable to such Party's performance of its obligations under this Agreement and any Order Form. Each Party acknowledges that the other Party is a publicly traded company. Each Party is further aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and agrees to comply, and to cause its representatives to comply, with such prohibitions.

1.7.Insurance. Backblaze will maintain insurance coverages in the following amounts: (a) Comprehensive General Liability of [***] per occurrence, [***] general aggregate; (b) Auto Liability of [***] per occurrence/aggregate; (c) Workers Compensation Coverage – as required by Applicable Law; (d) Employer’s Liability of [***] per occurrence/aggregate; (e) Excess Liability of [***] per occurrence/aggregate over the coverages in (a), (b) and (d); and (f) Cyber and error and omissions coverage of [***] per occurrence/aggregate. Customer shall be listed as additional insured under such policies, such policies shall provide a waiver of subrogation in favor of Customer, and, upon Customer’s written request, Backblaze will furnish a Certificate of Insurance (or equivalent) with these insurance coverages to Customer.

2.Customer Duties.

2.1.Compliance. Customer is responsible for use of the Services by Customer’s Administrators and End Users. You and your End Users must use the Services in compliance with this Agreement, and applicable regulations and laws.

2.2.Customer Administration of the Services. Customer may designate administrators to access the Services on Customer’s behalf via credentials such as username and password or Account ID/Application Key (“Administrators”). Administrators may have the ability to access, disclose, restrict or remove Customer Data in or from the Services. Administrators may also have the ability to monitor, restrict, or terminate End Users’ access to the Services. Backblaze is not responsible for Customer’s internal management or administration of the Services. Customer must (i) ensure Administrators maintain the confidentiality of passwords and other credentials, (ii) manage access to Administrator accounts, and (iii) ensure that Administrators’ use of the Services complies with this Agreement. Customer must obtain from End Users any consents necessary to allow Administrators to perform the activities described in this Agreement and to enable Backblaze to provide the Services.

2.3.Unauthorized Use and Access. Customer shall use commercially reasonable efforts consistent with industry standards to prevent unauthorized use of the Services by its End Users and terminate any unauthorized use of or access to the Services following discovery thereof. Customer will not allow any person under 13 to use the Services. Customer will promptly notify Backblaze following the discovery of any unauthorized use of or access to the Services.

2.4.Restrictions. Customer will not (i) use the Services in activities wherein use or failure of the Services could cause physical damage, death, or personal injury; or (ii) reverse engineer the Services, nor assist anyone else to do so, unless otherwise permitted by law.

2.5.Third-Party Requests. Customer is responsible for responding directly to Third-Party Requests for information about your End Users’ use of the Services. “Third-Party Request” means a request from law enforcement or another third party for records relating to an End User’s use of the Services. Third-Party Requests may include, but are not limited to, search warrants, subpoenas, court orders, emergency disclosure requests, or written consent from an End User permitting disclosure of records about the End User’s use of the Services.

Backblaze will, unless we are prohibited from doing so by law or court order (e.g., an order under 18 U.S.C. § 2705(b)), (a) promptly notify Customer of Backblaze’s receipt of a Third-Party Request (and in any event within three (3) days of receipt of such request); (b) comply with Customer’s commercially reasonable requests regarding Customer efforts to oppose a Third-Party Request; and (c) provide Customer with information or tools required for Customer to respond to the Third-Party Request (if you are otherwise unable to obtain the information). If Customer fails to promptly respond to a Third-Party Request, Backblaze may, but will not be obligated, to do so.

3.Third-Party Services. If Customer uses any third-party service in conjunction with the Services, (i) Backblaze will not be responsible for any act or omission of the third party, including the third party’s access to or use of Customer Data, and (ii) Backblaze does not warrant or support any service provided by the third party.

4.Suspension. Notwithstanding any term in this Agreement, Backblaze may suspend the Services in an Emergency. Backblaze will (a) make commercially reasonable efforts to tailor the suspension as needed to prevent or stop the Emergency, and (b) will notify Customer in writing prior to any such suspension if reasonably practical or otherwise immediately following such suspension. “Emergency” means (x) receipt of judicial or other governmental demand or order, subpoena or law enforcement request that expressly or by reasonable implication requires Backblaze to suspend Customer’s access and/or use of the Services, (y) use of the Services by Customer or its End Users in violation of this Agreement that (i) does or could reasonably be expected to cause a material risk to the security or integrity of the Services or (ii) does or could reasonably be expected to cause a material adverse disruption to the Services, other customers’ use of the Services, or the infrastructure used to provide the Services, and (z) unauthorized third-party access to the Services. Customer’s payment obligations under this Agreement and the applicable Order Form shall be immediately suspended upon the commencement of any suspension of the Services by Backblaze and shall not recommence until access and use of the Services is fully restored to Customer.

5.Intellectual Property.

5.1.Reservation of Rights. Except as expressly provided, this Agreement does not grant (i) Backblaze any intellectual property rights in Customer’s content or data, or (ii) Customer any intellectual property rights in the Services or Backblaze trademarks and brand features. Backblaze acknowledges that, as between Backblaze and Customer, Customer owns all right, title, and interest, including all intellectual property rights, in and to the Customer Data and Customer’s Confidential Information.

5.2.Limited Permission. Subject to the terms and conditions herein, so long as this Agreement is in effect, Customer grants Backblaze a revocable, limited, non-exclusive, non-transferable (subject to Section 13.6), non-sublicensable (other than as permitted by the following sentence) license to Customer Data to the extent reasonably required for Backblaze to provide the Services to Customer and its End Users. This permission also extends to trusted third parties Backblaze works with to offer the Services (e.g., payment providers, customer service specialists); provided, however, that Backblaze will be responsible for any breach of this Agreement by such third parties.

5.3.Suggestions and Feedback. Backblaze may, at its discretion and for any purpose, use, modify, and incorporate into its products and services any feedback, comments, or suggestions from Customer or Customer’s End Users, other than Customer Data or Confidential Information, without any obligation to Customer or Customer’s End Users. Any such feedback is provided AS IS. Nothing in this Section 5.3 will be deemed to modify or qualify Backblaze’s obligations pursuant to Section 8.

5.4.Publicity. In no event shall Backblaze, directly or indirectly, identify Customer as a customer nor use Customer’s logo or name without Customer’s prior written consent (which may be withheld, delayed or conditioned in Customer’s sole discretion) except for such disclosures as are required by applicable law (including, without limitation, pursuant to the Exchange Act, Securities Act and any other applicable securities laws and rules of any stock exchange upon which Backblaze’s securities are listed), in which case the parties will cooperate with each other in all substantive filings or disclosures under the Securities Act and any other applicable securities laws and rules of any stock exchange upon which Backblaze’s securities are listed.

6.Fees and Payment.

6.1.Fees. Customer will be billed Backblaze’s current pricing on the date each bill is issued. Customer agrees to pay all applicable fees and authorizes Backblaze to charge those fees using Customer’s selected payment method of ACH, bank transfer, or check. Fees are non-refundable except as provided herein and required by law. Customer is responsible for providing complete and accurate billing and contact information to Backblaze. Backblaze reserves the right to suspend or terminate the Services if undisputed fees under any Order Form are past due for more than [***]following notice of nonpayment.

6.2.Payment. Except as expressly set forth in any Order Form, (a) all prices in USD, (b) Backblaze will invoice Customer on a monthly basis in arrears, and (c) Customer will pay all undisputed fees within [***]from date of invoice.

6.3.Delinquent Payments. Delinquent payments for undisputed amounts that remain unpaid for more than [***]following notice of nonpayment may bear interest at a rate of [***] per month (or the highest rate permitted by law, if less) from the payment due date until paid in full. Customer will be responsible for all reasonable expenses (including attorney’s fees) incurred by Backblaze in collecting such delinquent amounts except where those amounts are due to Backblaze’s billing inaccuracies. If undisputed fees under any Order Form are past due for more than [***]following notice of nonpayment, Backblaze may terminate this Agreement and all Order Forms pursuant to Section 9.2.

6.4.Taxes. Customer is responsible for paying all taxes (other than those attributable to Backblaze’s income), which shall be itemized on the applicable invoice. Backblaze will charge tax when required to do so. If Customer is required by law to withhold any taxes, Customer must provide Backblaze with an official tax receipt or other appropriate documentation.

6.5.[***]

7.[***].

7.1.Capacity Planning. Customer and Backblaze will hold monthly meetings to discuss Customer’s future data storage needs and work together in good faith to expand the Parties relationship to satisfy Customer’s future data storage requirements. For clarification, nothing in this Section 7.1 will require either Party to agree to any Order Form, any amendment to this Agreement, or any other agreement except such Order Forms, amendments and other agreements as are mutually agreed by the Parties, each in its sole and absolute discretion.

7.2.[***]

8.Confidentiality.

8.1.“Confidential Information” means all confidential, non-public information that one Party discloses to the other Party under this Agreement, and that is (a) marked confidential or is verbally designated and subsequently confirmed in writing to be confidential, or (b) which information would, under the circumstances, appear to a reasonable person to be confidential. It does not include information that is independently developed by the recipient without use or reference to disclosing party’s Confidential Information, is rightfully provided to the recipient by a third party without confidentiality restrictions or becomes public through no fault of the recipient. Confidential Information may include, but is not limited to business records, computer software and applications, inventions, formulae, concepts, designs, processes, specifications, schematics, equipment, drawings, diagrams, methodologies, business processes and methods, technical data, databases, pricing and sales data, client or prospective client lists, and information including financial and business data, client records and property, information relating to the development or maintenance of client relationships and goodwill, names of vendors and suppliers, business or marketing plans, forecasts, financial information, work in progress, and other technical or business information, whether prepared by Backblaze or others connected to the Customer. For the avoidance of doubt, any Confidential Information of either Party that the other Party accesses or develops in connection with the Services, including, but not limited to, with respect to Backblaze, any Customer Data, shall be subject to the terms and conditions of this Section 8.

8.2.Obligations. The recipient of Confidential Information will treat all Confidential Information as confidential and will not disclose it nor permit it to be disclosed, in whole or in part, to any third party, except to employees, agents or professional advisors who need to know it in connection with the performance of obligations under this Agreement and have agreed to keep it confidential and are bound by obligations of confidentiality at least as restrictive as those herein. The recipient will ensure Confidential Information is used only to exercise rights and carry out obligations under this Agreement, and that reasonable care is used to keep it confidential; provided that Stored Data shall only be used by Backblaze to carry out its obligations under this Agreement and for no other purpose. The recipient will be responsible for any breach of this Agreement by any employees, agents or professional advisors to whom it disclosed Confidential Information.

8.3.Required Disclosure. Notwithstanding the above, the recipient may disclose Confidential Information to the extent required by Third-Party Requests provided that the recipient uses commercially reasonable efforts to (i) promptly notify (to the extent legally permissible) the other Party of such disclosure before disclosing, and (ii) comply with the other Party’s reasonable requests regarding its efforts to oppose the disclosure. Subsections (i) and (ii) will not apply if the recipient determines that complying with (i) and (ii) could (a) result in a violation of legal process, (b) obstruct a governmental investigation, or (c) lead to death or serious physical harm to an individual. As between the Parties, Customer is responsible for responding to all Third-Party Requests concerning its use and its End Users’ use of the Services.

8.4.Use of Confidential Information and Customer Data. No Customer Data or Confidential Information or any portion thereof may be aggregated by Backblaze with any other data or be used to create any anonymized or de-identified data or otherwise, without Customer’s prior written consent, provided, however, that Backblaze may create and use deidentified or aggregated data derived from metadata from Customer’s use of the Services solely to provide, maintain, and improve the Services, so long as such data cannot reasonably be used to identify Customer or any End User and does not contain any Customer Data or Customer Confidential Information.

9.Term & Termination of Agreement.

9.1.Term. This Agreement will remain in effect until Customer’s subscription to the Services expires or terminates, or until the Agreement is terminated. Either Party may terminate this Agreement at any time by notice to the other Party if no Order Form has been in effect for at least [***]. Order Forms may not be terminated by either Party except as expressly set forth in this Agreement or in the applicable Order Form. Except as otherwise expressly agreed by the Parties in any Order Form, the initial term of any Order Form shall be five years.

9.2.Termination for Breach. Either Party may terminate this MSA and any Order Form upon written notice if the other Party commits a material breach and fails to cure within [***]of notice. In the event of Customer’s termination for Backblaze’s material breach, Backblaze shall refund Customer on a prorated basis for any amounts prepaid, if applicable.

9.3.Effects of Termination. If this Agreement terminates, the rights granted by Backblaze to Customer and those granted by Customer to Backblaze, will cease immediately (except as set forth in this section). Upon expiration or termination of any Order Form, Backblaze shall make the Services provided in that Order Form available to Customer for up to the greater of (a) [***]or (b) the amount of time required for Customer to retrieve the Customer Data subject to that Order Form at a rate of [***] (the “Retrieval Period”), in each case solely to permit Customer to retrieve that Customer Data. During any Retrieval Period, Customer shall continue to pay for the storage capacity used by Customer on a pro rata basis at the then-applicable [***]set forth in the applicable Order Form, invoiced monthly in arrears. For the avoidance of doubt, no free or unpaid storage is provided during any Retrieval Period and Customer shall only be obligated to pay for the portion of storage used. After the Retrieval Period with respect to any Order Form, Backblaze shall delete any Stored Data relating to that Order Form. The following sections will survive expiration or termination of this Agreement: Section 2.5 (Third-Party Requests), Section 5 (Intellectual Property), Section 6 (Fees and Payment), Section 8 (Confidentiality), Section 9 (Term & Termination of Agreement), Section 10 (Indemnification), Section 11 (Disclaimers), Section 12 (Limitation of Liability), and Section 13 (Miscellaneous), Exhibit A (with respect to any Personal Data Counterparty, its affiliates, or Sub-processors continue to store, have access to, transmit, Process, or otherwise use) and Exhibit B (with respect to any Protected Health Information Counterparty or its Subcontractors continue to transmit, process, store or access or otherwise Use or Disclose).

10.Indemnification.

10.1.By Customer. Customer shall defend, indemnify, and hold harmless Backblaze from and against any liabilities, damages and costs (including settlement costs and reasonable attorneys’ fees) arising out of any claim by a third party alleging that Customer Data infringes or misappropriates any patent, copyright, trademark, trade secret or other intellectual property right of such third party, or violates applicable law, excluding any claim covered by Backblaze's indemnity obligations under this Section 10. In addition, Customer shall defend, indemnify, and hold harmless Backblaze from and against any liabilities, damages and costs (including settlement costs and reasonable attorneys’ fees) arising out of any claim by a third party related to or arising under (i) Customer’s or any End-User’s noncompliance with applicable laws, (ii) breaches of confidentiality or security obligations under this Agreement, including the DPA and BAA, or (iii) Customer’s use of the Services in violation of this Agreement.

10.2.By Backblaze. Backblaze shall defend, indemnify, and hold harmless Customer from and against any liabilities, damages and costs (including settlement costs and reasonable attorneys’ fees) arising out of any claim by a third party alleging that the Services infringe or misappropriate any patent, copyright, trademark, trade secret or other intellectual property right of such third party or otherwise violates applicable law, except to the extent such claim arises from: (a) Customer's modification of the Services other than a modification approved by or at the direction of Backblaze, (b) Customer's combination of the Services with products, services, or technology not provided by Backblaze if the Services or use thereof would not infringe without such combination, or (c) Customer's use of the Services in violation of this Agreement or any Order Form. In addition, Backblaze shall defend, indemnify, and hold harmless Customer from and against any liabilities, damages and costs (including settlement costs and reasonable attorneys’ fees) arising out of any claim by a third party regarding (i) Backblaze’s noncompliance with applicable laws, (ii) breaches of confidentiality or security obligations under this Agreement, including the DPA and BAA, or (iii) Customer’s use of the Services in compliance with this Agreement, except to the extent such claim arises from any End User’s improper use of the Services.

10.3.Possible Infringement. If Backblaze believes the Services infringe or may be alleged to infringe a third party’s Intellectual Property Rights, then Backblaze may at its sole cost and expense (i) obtain the right for Customer to continue using the Services, (ii) provide a non-infringing functionally equivalent replacement, or (iii) modify the Services so that they no longer infringe. If Backblaze does not believe the options described in this section are commercially reasonable, Backblaze may suspend or terminate Customer’s use of the affected Services and Backblaze shall provide Customer with a pro-rata refund of prepaid fees for the terminated Services.

10.4.General. The Party seeking indemnification will promptly notify the other Party of the claim and cooperate with the other Party in defending the claim. The indemnifying Party will have full control and authority over the defense, except that (i) any settlement requiring the Party seeking indemnification to admit liability requires prior written consent, not to be unreasonably withheld or delayed and (ii) the other Party may join in the defense with its own counsel at its own expense. THE INDEMNITIES ABOVE ARE BACKBLAZE AND CUSTOMER’S ONLY REMEDY FOR VIOLATION BY THE OTHER PARTY OF A THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS.

11.Disclaimers. EXCEPT AS SET FORTH HEREIN, TO THE FULLEST EXTENT PERMITTED BY LAW, NEITHER CUSTOMER NOR BACKBLAZE AND ITS AFFILIATES, SUPPLIERS, OR DISTRIBUTORS MAKE ANY OTHER WARRANTY, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NON-INFRINGEMENT.

12.Limitation of Liability. Any limitations of liability set forth in the Agreement will not apply to either Party’s indemnity obligations or to a breach of confidentiality or fraud, gross negligence, or willful misconduct (“Excluded Claims”). Excluding the Excluded Claims, and except as set forth below, each Party’s total aggregate liability arising out of or related to this Agreement shall not exceed the greater of (a) [***]and (b) the total fees paid or payable by Customer pursuant to this Agreement during the [***] preceding the claim (the “General Cap”). Notwithstanding the General Cap, Backblaze’s aggregate liability for claims arising out of a breach of Backblaze’s obligations in Section 1.3 (Information Security and Data Processing) of this Agreement, including the categories of damages set forth in clauses (A) through (E) below, shall not exceed the greater of (y) [***] and (z) the fees paid or payable by Customer in the [***] preceding the claim. Except for damages arising out of the Excluded Claims, neither Party shall be liable for any indirect, incidental, consequential, special, or punitive damages, including loss of profits or revenue. Solely in the context of a breach of Backblaze’s obligations in Section 1.3 (Information Security and Data Processing), the following shall be considered “direct” damages subject to the cap set forth above: (A) actual costs of any individual and regulatory notifications made by Customer that are required by applicable law; (B) actual costs of any credit monitoring offered to individuals notified under clause (A) above that are required by applicable law; (C) actual amount of damages or losses suffered by the affected or impacted individuals as determined by a settlement or final adjudication on the merits; (D) regulatory fines, penalties or similar charges issued against Customer to the extent caused by Backblaze’s breach of its obligations in Section 1.3 herein. For purposes of this Section 12, “total fees paid or payable by Customer” under any Order Form shall be calculated using the original rates set forth in such Order Form, notwithstanding any provision that increases such rates in accordance with an index of inflation.

13.Miscellaneous.

13.1.Entire Agreement. This Agreement constitutes the entire agreement between Customer and Backblaze with respect to the subject matter of this Agreement and supersedes and replaces any prior or contemporaneous understandings and agreements, whether written or oral, with respect to the subject matter of this Agreement.

13.2.Governing Law; Venue; Disputes. This Agreement is governed by the laws of the State of New York, except for their conflict of laws principles. Exclusive venue for the resolution of any dispute between the parties, each for itself, its property and its controlled affiliates, relating to or arising from this Agreement will be in the state and federal courts for New York County, New York and the parties hereby submit themselves to the personal jurisdiction of those courts. Customer may only resolve disputes with Backblaze on an individual basis and will not bring a claim in a class, consolidated, or representative action.

13.3.Severability. Any provision of the Agreement deemed to be unenforceable will be modified to reflect the Parties’ intention and only to the extent necessary to make it enforceable. The remaining provisions of the Agreement will remain in full effect.

13.4.Notice. Notices must be sent via first class mail, airmail, or overnight courier, and are deemed given when received. Copies of legal notices to Customer shall be sent to [***] and notice of any data incidents shall be sent to [***] and [***].

13.5.Waiver. The failure of a Party to exercise or enforce any right or provision of this Agreement shall not constitute a waiver of that right or provision.

13.6.Assignment. Neither Party may assign this Agreement without providing notice to the other. Backblaze may not assign this agreement without Customer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Backblaze may assign this Agreement without Customer’s prior written consent (i) to an affiliate or (ii) in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of its assets. In the event of (I) any assignment by Backblaze pursuant to clause (ii) above, or (II) a Change of Control, in each case with a counterparty (or counterparties) who is a Competitor, Customer shall have the right, upon written notice to Backblaze within [***]following receipt of written notice of the assignment, to terminate this Agreement (including any Order Forms hereunder). Upon termination by Customer pursuant to this Section 13.6, Customer shall have no further payment obligations to Backblaze or its assignee except with respect to applicable fees or charges for Services rendered prior to the effective date of termination and for any Retrieval Period, which amounts shall remain due and payable in accordance with the terms of this Agreement. Any other attempt to transfer or assign is void. For purposes of this Section 13.6, (I) “Change of Control” means either (a) the acquisition of Backblaze by another entity by means of any transaction or series of related transactions (including any reorganization, merger or consolidation or stock transfer), unless Backblaze’s equity holders of record immediately before the transaction or series of related transactions hold, immediately after the transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity; or (b) a sale of all or substantially all of the assets of Backblaze, and (II) “Competitor” means [***].

13.7.No Agency. Backblaze and Customer are not legal partners or agents.

13.8.Force Majeure. Except for payment obligations, neither Backblaze nor Customer will be liable for any default or delay in the performance of any obligations under this Agreement if such default or delay is caused by a condition beyond the Party’s reasonable control (e.g., fire, natural disaster, act of war or terrorism, riot, labor condition, governmental action, or internet disturbance) (in each instance a “Force Majeure Event”). If a Force Majeure Event prevents the delivery of Services for more than [***], Customer may terminate any affected Order Forms without liability and Backblaze will refund to Customer on a prorated basis for any amounts prepaid, if applicable.

13.9.No Third-Party Beneficiaries. There are no third-party beneficiaries to this Agreement. Without limiting this section, End Users are not third-party beneficiaries to Customer’s rights under this Agreement.

13.10.Export Restrictions. The export and re-export of Customer Data via the Services may be controlled by United States export regulations or other applicable restrictions or embargo. The Services may not be used in any country that is subject to an embargo by the United States. Customer must not use the Services in violation of any export restriction or embargo by the United States or any other applicable jurisdiction. Customer must ensure that the Services are not provided to persons on the United States Table of Denial Orders, the Entity List, or the List of Specially Designated Nationals.

13.11.U.S. Federal Agency Users. The Services were developed solely at private expense and are commercial software and related documentation within the meaning of Federal Acquisition Regulations and their agency supplements.

13.12.Non-Solicitation of Employees. During the Term and for a period of [***]following its expiration or termination, neither Party shall, directly or indirectly, solicit for employment or hire any employee of the other Party who was involved in the performance of this Agreement, without the prior written consent of the other Party. This restriction does not apply to general solicitations of employment not specifically directed at such employees (e.g., public job postings).

[Signatures to follow]

By signing below, each Party represents and warrants that: (i) it has read and understands the Agreement, (ii) has full power and authority to accept the Agreement on behalf of their organization, and (iii) agrees to be bound by the terms of the Agreement.

Backblaze, Inc.		Customer:	CoreWeave, Inc.
Address for Notices:	2261 Market Street STE 81006 San Francisco, CA 94114	Address for Notices:	290 W Mt Pleasant Ave, Suite 4100 Livingston, NJ 07039
Email Address for Notices:	[***]	Email Address for Notices:	[***]

Signature:	/s/ Gleb Budman	Signature:	/s/ Brian Venturo
Print Name:	Gleb Budman	Print Name:	Brian Venturo
Title:	CEO	Title:	CSO
Date:	June 17, 2026	Date:	June 17, 2026

Backblaze Master Strategic Agreement
Exhibit A
Data Processing Addendum
Exhibit B
Business Associate Agreement
Exhibit C
Service Level Agreement
Exhibit D
Acceptable Use Policy